Exhibit 99.1

Filed by Athene Holding Ltd

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 and Rule 14d-2(b)

under the Securities Exchange Act of 1934

Subject Company: American Equity Investment Life Holding Company

(Commission File No. 001-31911)

The following is the text of a letter dated September 8, 2020 by Athene Holding Ltd. (“Athene”) and Massachusetts Mutual Life Insurance Company to the board of directors of American Equity Investment Life Holding Company (“AEL”) regarding the acquisition of AEL for $36.00 per share in cash.

PRIVATE & CONFIDENTIAL

September 8, 2020

Anant Bhalla

Chief Executive Officer, President and Director

American Equity Investment Life Holding Company

6000 Westown Parkway

West Des Moines, IA 50266

Dear Anant:

Athene Holding Ltd. (“Athene”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) are pleased to make an attractive offer to your shareholders, policyholders, and employees.

We are prepared to offer $36.00 per share in cash, representing a 51% premium to the current share price, for 100% of the shares of American Equity Investment Life Holding Company (“American Equity”).

Athene will acquire the holding company and assume all of American Equity’s debt and preferred obligations; MassMutual will acquire and retain the insurance subsidiaries and all of the employees, distribution, brands and infrastructure of the company. MassMutual will reinsure 80% of the existing balance sheets of the insurance subsidiaries to Athene and retain the remaining 20%. Under MassMutual’s ownership, it is envisioned that the current American Equity management team will continue to run the business and further strengthen its leadership position in the domestic Fixed Indexed Annuity marketplace.

We are well positioned to move expeditiously to sign and announce a transaction with you promptly. This offer is fully financed. We would expect a customary regulatory approval process given the financial profile and regulatory standing of each of Athene and MassMutual. Our collective teams are prepared and ready to engage in discussions immediately.

We believe that the strategic rationale outlined below makes this transaction attractive to all parties.

1. The strategic opportunity for combining with MassMutual is compelling

American Equity and MassMutual share a common culture of prioritizing policyholder needs and helping policyholders secure their futures for the long-term. In addition, MassMutual highly values American Equity’s new business platform and third-party distribution channels including its strong relationships with various IMOs and independent advisors. A combination with MassMutual would be mutually complementary, as American Equity will expand MassMutual’s annuity offerings and third-party distribution capabilities, while MassMutual’s strength could accelerate American Equity’s expansion into the bank and broker-dealer distribution channels.

Under MassMutual’s ownership, American Equity will be maintained as an independent operating business, with its employees and management continuing to lead the company. We have a strong desire to grow the American Equity franchise and support new business volumes through MassMutual’s anticipated investments in technology, and by expanding product offerings. We believe we can further enhance American Equity’s competitiveness in the marketplace through leveraging MassMutual’s distinctive asset management and state-of-the-art policy administration capabilities.

2. Athene and MassMutual are uniquely qualified to deliver this attractive offer with certainty

Strong Capital and Ratings: Both Athene and MassMutual are extremely well capitalized, and as such, this transaction will be financed with existing capital resources including excess capital position and access to other financing sources. Athene is rated A by S&P, A by Fitch and A by A.M. Best. Furthermore, Athene retains over $3 billion of excess capital on balance sheet with further access to $3 billion of undrawn capital in ADIP, its drawdown sidecar vehicle. MassMutual is rated AA+ by S&P, Aa3 by Moody’s and A++ by A.M. Best, maintaining substantial excess capital to support future growth.

Transaction Credibility: Athene has substantial regulatory credibility in large annuity reinsurance transactions, completing transactions with Voya ($19 billion), Lincoln ($8 billion), and Jackson National ($27 billion) over the last 24 months. Finally, Athene is also well-situated to provide reinsurance as part of this transaction given its reinsurance relationship with American Equity since 2009.

3. The value to American Equity’s shareholders is compelling, particularly given current and expected market volatility

Our offer represents a premium of approximately ~51% relative to American Equity’s closing share price as of September 3, 2020 and a premium of ~297% to American Equity’s 52-week low of $9.07 and is higher than any trading price over the last 18 months. This valuation represents a multiple of 1.3x GAAP book value excluding AOCI, an approximately 30% premium to the recent KKR / Global Atlantic transaction. This value is very attractive to shareholders; as with the rest of the industry, American Equity is facing headwinds due to low interest rates and the potential for elevated credit losses. As a result, the stock price and operations will likely continue to face volatility and downward pressure.

*****

We remain ready to engage with you immediately to reach agreement promptly – we expect this process to be expeditious given our ongoing outside-in due diligence of American Equity as a public company and Athene’s ongoing and longstanding reinsurance relationship with American Equity. We anticipate the diligence and documentation processes will be quick and customary provided we receive reasonable access to management. We remain willing to consider revisions to this offer should the results of any confirmatory due diligence be satisfactory.

We note that this letter does not constitute a binding offer and is only a preliminary expression of interest in a potential transaction with American Equity.

*****

In summary, this offer is highly strategic to Athene and MassMutual, and provides American Equity’s shareholders, policyholders and employees with a compelling proposition. Thank you for your consideration.

Very truly yours,

William J. Wheeler	Roger W. Crandall
President, Athene Holding Ltd.	Chairman, President & CEO, Massachusetts Mutual Life Insurance Company

FORWARD-LOOKING STATEMENTS

This communication may contain forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on the beliefs of Athene’s management, as well as assumptions made by, and information currently available to, Athene’s management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results and outcomes and the estimates given here. These factors include those discussed in Athene’s public reports which are available on the Athene website at www.athene.com. Athene assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

IMPORTANT ADDITIONAL INFORMATION

This communication is being made in respect of the proposed acquisition by Athene Holding Ltd., a Bermuda exempted company (“Athene”), of all of the outstanding shares of American Equity Investment Life Holding Company, an Iowa corporation (“AEL”). This communication does not constitute an offer to sell or the solicitation of an offer to buy AEL’s securities or the solicitation of any vote or approval. Any such transaction will be submitted to the stockholders of AEL for their consideration and Athene intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including as applicable a definitive proxy statement relating to the proposed transaction. However, such documents are not currently available. Any definitive proxy statement will be mailed to the stockholders of AEL. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION, AEL’S STOCKHOLDERS ARE URGED TO READ THE RELEVANT MATERIALS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders of AEL will be able to obtain free copies of these documents (if and when available) and other documents filed by Athene with the SEC through the website maintained by the SEC at www.sec.gov.

Athene and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of AEL in connection with the proposed transaction. Information about the directors and executive officers of Athene is set forth in its proxy statement for its 2020 annual general meeting of stockholders, which was filed with the SEC on April 21, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 20, 2020, and in subsequent documents filed with the SEC, each of which can be obtained free of charge as indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of AEL and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements/prospectuses and other relevant materials to be filed with the SEC when they become available.